United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 17, 2021

Date of Report (Date of earliest event reported)

Khosla Ventures Acquisition Co. II

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40246	86-1776836
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2128 Sand Hill Road Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 376-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	KVSB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosure set forth in Item 8.01 of this Current Report on Form 8-K relating to the issuance of a press release is incorporated by reference into this Item 3.01.

Item 8.01	Other Events.

On September 17, 2021, Khosla Ventures Acquisition Co. II (“KVSB”), in connection with its proposed business combination transaction with Nextdoor, Inc. (“Nextdoor”), announced an intent to list the Class A common stock of Nextdoor Holdings, Inc. on the New York Stock Exchange (“NYSE”) upon closing of the proposed business combination transaction. Upon closing of the proposed transaction, KVSB will de-list from the Nasdaq and the Class A common stock of Nextdoor Holdings, Inc. will begin trading on the NYSE under the ticker symbol “KIND”. The listing on the NYSE will be subject to application by KVSB and Nextdoor to list the shares on the NYSE and approval by the NYSE of such application.

Additionally, Nextdoor announced that it will hold its first Investor Day presentation on Monday, September 20, 2021, beginning at 12:30 p.m. Eastern Time. A simultaneous webcast will be available and can be found on the “Investor Relations” section of the Company’s website at investors.nextdoor.com. A copy of the press release announcing the Investor Day presentation and the intention to list the Class A common Stock of Nextdoor Holdings, Inc. on the NYSE is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of September 17, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2021

KHOSLA VENTURES ACQUISITION CO. II

By:	/s/ Peter Buckland
Name:	Peter Buckland
Title:	Chief Financial Officer